UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2016

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-37388	Talen Energy Corporation (Exact name of Registrant as specified in its charter) Delaware (State or other jurisdiction of incorporation) 835 Hamilton Street, Suite 150 Allentown, PA 18101-1179 (888) 211-6011	47-1197305
1-32944	Talen Energy Supply, LLC (Exact name of Registrant as specified in its charter) Delaware (State or other jurisdiction of incorporation) 835 Hamilton Street, Suite 150 Allentown, PA 18101-1179 (888) 211-6011	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2016, Talen Energy Corporation (the “Company”) entered into a change in control severance protection agreement (a “CIC Agreement”) with Paul A. Farr (President and Chief Executive Officer).

The CIC Agreement provides benefits to Mr. Farr upon an involuntary termination of employment without “cause” or a termination by him for “good reason” (each as defined in the CIC Agreement and each a “qualifying termination”) in connection with a “change in control” of the Company.

On June 1, 2015, the Company was spun off from the family of companies of which PPL Corporation (“PPL”) is the parent. The Company is subject to an Employee Matters Agreement with PPL and other parties, which requires, among other things, that the Company provide former PPL employees, for a period of two years, eligibility to participate in a severance benefit arrangement that provides potential severance benefits that are no less favorable in aggregate value than the severance benefits provided under the severance benefit arrangement in which the former PPL employee was eligible to participate immediately prior to closing of the spinoff transaction. Mr. Farr was subject to a PPL change in control agreement (“PPL CIC Agreement”) prior to the spinoff.

In view of the Employee Matters Agreement and the PPL CIC Agreement to which Mr. Farr was subject, the Company offered him an agreement based largely on the PPL CIC Agreement, although with certain modifications. Under Mr. Farr’s CIC Agreement, “change in control” is defined to mean the occurrence of any one of the following events:

•
the following individuals cease for any reason to constitute a majority of the number of directors of the Board of Directors of the Company (the “Board”) then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

•
any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors;

•
there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (I) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or at least 60% of the combined voting power of the securities of such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (excluding in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities;

•	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

•	the Board adopts a resolution to the effect that a "change in control" has occurred or is anticipated to occur.

The CIC Agreement continues in effect until May 31, 2017. If a change in control occurs during the CIC Agreement’s term, it will expire no earlier than 36 months after the month in which the change in control occurs. In the event that Mr. Farr ceases to serve in his current position prior to a potential change in control, the CIC Agreement will terminate on such date. The parties currently intend that, prior to June 1, 2017, the parties will enter into a new change in control agreement that would take effect on that date.

The CIC Agreement provides that, if he is terminated for any reason following a change in control, he will receive (to the extent not previously paid), a lump sum amount equal to the sum of (i) his full base salary through the termination date, (ii) the value of any annual bonus or cash incentive plan payment he would have received for service in the final calendar year of employment, as if 100% of target goals were achieved, but prorated based on the number of full calendar months of service completed and (iii) the value of any restricted stock units that he would have been awarded for service in the final calendar year of employment, as if 100% of target goals (including time-based vesting requirements) were achieved, but prorated based on the number of full calendar months of service completed.

The CIC Agreement also provides that Mr. Farr generally will be entitled to the following severance benefits in the event of a qualifying termination in connection with a change in control:

•
a lump-sum payment equal to three times the sum of (1) Mr. Farr’s base salary in effect immediately prior to the date of termination or, if higher, immediately prior to the first occurrence of an event or circumstance constituting “good reason,” and (2) Mr. Farr’s target annual cash bonus payable in respect of the fiscal year in which the termination occurs or, if higher, immediately prior to the fiscal year in which an event or circumstance constituting “good reason” first occurs;

•
continuation of life, disability, accident, and health benefits substantially similar to those provided to Mr. Farr and his dependents immediately prior to the date of termination or, if more favorable to Mr. Farr, immediately prior to the first occurrence of an event or circumstance constituting “good reason”;

•
post-retirement health care and life insurance benefits if eligibility would have occurred within the 36-month period following termination or, if more favorable to Mr. Farr, within 36 months of the date on which the event or circumstance constituting “good reason” first occurs, commencing on the later of (i) the date on which such coverage would have first become available and (ii) the date on which the above-referenced benefits continuation would have ceased;

•	unpaid incentive compensation that has been allocated or awarded for a previous performance period;

•
vesting of all contingent incentive compensation awards for all then uncompleted periods, calculated on a prorated basis of months of completed service, assuming achievement at the level of performance that would produce the maximum award; and

•	outplacement services for a period of three years or, if earlier, until the first acceptance by Mr. Farr of an offer of employment; and

•
a lump sum amount, in cash, equal to the excess of (i) the actuarial equivalent of the aggregate retirement pension which Mr. Farr would have accrued under the terms of all pension plans (including tax-qualified, supplemental, and excess defined benefit pension plans), determined as if Mr. Farr were fully vested thereunder and had accumulated after the date of termination thirty-six (36) additional months of service credit thereunder and had been credited under each pension plan during such period with compensation equal to his compensation during the twelve months immediately preceding the date of termination or, if higher, during the twelve months immediately prior to the first occurrence of an event or circumstance constituting good reason, over (ii) the actuarial equivalent of the aggregate retirement pension which Mr. Farr had accrued pursuant to the provisions of the pension plans as of the date of termination.

Mr. Farr will receive no “gross-up” payment to account for any excise tax liability under Section 4999 of the Internal Revenue Code that is triggered by payments under the CIC Agreement. Instead, he will receive either (a) the total payments called for by the CIC Agreement, or (b) $1 less than the amount that would trigger such excise tax, whichever option is more favorable to him on an after-tax basis.

The foregoing summary of the CIC Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the CIC Agreement, which, except as otherwise set forth above, is substantially the same as the form of change in control and severance agreement attached as Exhibit 10.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on December 29, 2015, which Exhibit is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Form of Talen Energy Corporation Change in Control Severance Protection Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Talen Energy Corporation on December 29, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION

By:	/s/ Jeremy R. McGuire
Senior Vice President, Chief Financial Officer and Chief Accounting Officer

TALEN ENERGY SUPPLY, LLC

By:	/s/ Jeremy R. McGuire
Senior Vice President, Chief Financial Officer and Chief Accounting Officer

Dated:  January 15, 2016